Exhibit 10.1

MODIFICATION OF LOAN DOCUMENTS

This Modification of Loan Documents (this “Modification”) is made this 5th day of January, 2012, to be effective as of the 30th day of December, 2011, between BANCTRUST FINANCIAL GROUP, INC., an Alabama corporation (the “Borrower”), and the FDIC AS RECEIVER FOR SILVERTON BANK, NATIONAL ASSOCIATION, f/k/a The Bankers Bank, Atlanta, Georgia (the “Receiver”).

WHEREAS, on May 1, 2009, Silverton Bank, National Association, f/k/a The Bankers Bank (the “Institution”), was closed by the Comptroller of the Currency and the Federal Deposit Insurance Corporation was appointed as the receiver of the Institution.  Upon such appointment, the Receiver succeeded to all rights, titles, powers, and privileges of the Institution pursuant to 12 U.S.C. 1821(d)(2)(A).

WHEREAS, the Institution made a loan (the “Loan”) to the Borrower and the Borrower executed and delivered to the Institution a Promissory Note dated October 16, 2007, in the original principal amount of Thirty Eight Million and 00/100 Dollars ($38,000,000.00), as modified by that certain Modification of Loan Documents dated April 18, 2011 (as modified and amended from time to time, collectively, the “Note”).

WHEREAS, to secure payment of the Note, the Borrower executed and delivered to the Institution a Loan Agreement dated October 16, 2007, as modified by that certain (i) First Amendment to Loan Agreement dated October 28, 2009, (ii) Second Loan Modification Agreement dated November 10, 2010, and (iii) Modification of Loan Documents dated April 18, 2011 (as modified and amended from time to time, collectively, the “Loan Agreement”), wherein the Borrower granted the Institution a security interest in 100% of the issued and outstanding shares of capital stock owned or thereafter acquired by the Borrower in BankTrust, an Alabama banking corporation, and BankTrust, a Florida banking corporation.

WHEREAS, subject to the terms and conditions of this Modification, the Borrower and the Receiver desire to amend and modify the terms of the Note and Loan Agreement (collectively, the “Loan Documents”).

NOW THEREFORE, in consideration of the mutual promises and agreements exchanged, the parties agree to modify and amend the Loan Documents as follows:

1.      Recitals. Parties acknowledge and agree that the Recitals set forth above are true and accurate and are incorporated into this Modification.

2.      Unpaid Principal Balance.  The current unpaid principal balance due and payable under the Note is Twenty Million Dollars ($20,000,000.00).

3.      Conditions Precedent.  The Receiver hereby consents to the terms of this Modification subject to satisfaction of all of the following conditions precedent and the other terms of this Modification:  (i) the complete execution and acknowledgment of this Modification by all of the parties hereto and the delivery thereof to the Receiver and (ii) the payment to Lender of the Modification Fee (defined below) and all other payments, costs, fees, and expenses required by Section 14 of this Agreement.

4.       Principal Curtailment.  The principal reduction due date shall be extended from January 1, 2012, to March 31, 2012. On or before March 31, 2012 (the “Curtailment Date”), the Borrower shall pay a principal curtailment in the sum of Ten Million Dollars ($10,000,000.00) (the “Principal Curtailment”) in cash by wire transfer of immediately available funds.  Notwithstanding the Curtailment Date, the Borrower agrees to pay the full Principal Curtailment amount prior to the Curtailment Date within three (3) business days after the later of (i) the date that the Borrower completes an equity raise sufficient to enable the Principal Curtailment and (ii) the date that regulatory approval is provided. If the Borrower fails to satisfy the full Principal Curtailment on or before March 31, 2012, the Loan shall become immediately due and payable.

5.      Interest.  Notwithstanding any previous amendment or modification to the contrary, the interest calculated on the unpaid principal balance of the Loan is currently and shall remain at an annual interest rate equal to LIBOR plus 5%.  This interest rate will remain in effect until the Maturity Date of the Loan, currently April 16, 2013.

6.      Quarterly Payments.  The Borrower shall continue to make the quarterly interest only payments, as referenced in the Loan Documents.

On July 1, 2012, all accrued but unpaid fees, charges, and interest, if any, shall be added to and become part of the principal balance evidenced by the Note and secured by the other Loan Documents.  This recalculated principal balance due and payable under the Note as of July 1, 2012, will be re-amortized over a twenty four (24) month period.

Commencing July 1, 2012, through and including April 1, 2013, on the first day of each calendar quarter, the Borrower shall make quarterly principal payments in the amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) plus all accrued and unpaid interest through the date of each such principal payment.  Accrued but unpaid fees, charges, and interest, if any, shall be added to and become part of the principal evidenced by the Note and secured by the other Loan Documents.  The Borrower will pay all outstanding principal plus accrued and unpaid interest, fees, and charges on the Maturity Date.

7.      Maturity Date.  The “Maturity Date” shall remain April 16, 2013.

8.      Final Payment.  In addition to the quarterly payments herein described, the Borrower shall pay a final lump sum payment at Maturity Date for all principal, charges, fees, and accrued interest not yet paid, together with any other unpaid amounts under the Note.

9.      Indebtedness.  The Borrower understands and agrees that this Modification does not, in any way, constitute a full satisfaction, payment, or discharge of the Borrower’s indebtedness to the Receiver under the Loan Documents.

10.      Collateral.  Prior to payment of the Principal Curtailment, the collateral for the Loan shall consist of 100% of the issued and outstanding shares of capital stock owned or hereafter acquired by the Borrower in BankTrust, an Alabama banking corporation, and successor by merger to BankTrust, a Florida banking corporation.  Upon (i) receipt of the Principal Curtailment and (ii) the deposit of Ten Million and 00/100 Dollars ($10,000,000.00) in cash into an escrow account pledged to the Receiver as security for the Loan, such shares of capital stock shall be released to the Borrower.  The escrow account shall be held with an escrow agent that is determined to be satisfactory to the Borrower and the Receiver.  The Receiver shall review the escrow agreement and if, in the Receiver’s sole discretion, it is satisfactory, then the Receiver shall provide written acceptance of such escrow agreement, and only then shall the transfer and substitution of collateral occur.

11.      Rights and Remedies.  The Borrower understands and agrees that all the rights and remedies, stipulations, and conditions contained in the Loan Documents relating to default in the making of payments shall also apply to default in the making of payments pursuant to the modified terms hereunder.

12.      Covenants and Stipulations.  The Borrower understands and agrees that all covenants, agreements, stipulations, and conditions in the Loan Documents shall be, and remain, in full force and effect, except as herein modified, and none of the Borrower’s obligations or liabilities under the Loan Documents shall be diminished or released by any provisions hereof, nor shall this Modification in any way impair, diminish, or affect any of the Receiver’s rights or remedies under the Loan Documents, whether such rights or remedies arise thereunder or by operation of law or otherwise.  The Borrower reaffirms and ratifies all obligations and promises under the Loan Documents (including any other modification(s) to the Loan Documents or promises, including those expressly modified herein, made with respect to the Loan), and agrees to be bound by all of those obligations and promises, without limitations or defense.  Any defense thereto, whether known or unknown, is hereby waived by the Borrower, and the Borrower acknowledges that the Receiver is entitled to and has relied upon such waiver in order to consent to this Modification.

13.      Rights of Recourse.  The Borrower further understands and agrees that all rights of recourse to which the Receiver is presently entitled against any property or any other persons in any way obligated for, or liable on, the Loan Documents are expressly reserved by the Receiver.  Except as modified herein, the Loan Documents referred to above (all of the terms of which are incorporated herein by reference) are hereby extended, reinstated, reaffirmed, ratified, and rerecorded as of this date for all purposes under law and shall remain in full force and effect.

14.      Costs and Expenses.  In consideration for the Receiver’s consent to this Modification, the Borrower covenants and agrees to pay to the Receiver (i) Five Thousand and 00/100 Dollars ($5,000.00), which represents the transaction processing fee (the “Modification Fee”) and (ii) all costs and expenses incurred by the Receiver in connection with this Modification, including, without limitation, any recording fees and attorneys’ fees.

15.      Release of Liability.  Except as contained herein, the Borrower absolutely and unconditionally releases the Receiver from all known and unknown liabilities, claims, causes of action, and demands of any kind or nature, whether matured or unmatured, which the Borrower has against the Receiver by reason of or in respect to any act, cause, matter or thing whatsoever, including, but not limited to, any act or action, matter, cause or thing related to or arising out of the subject matter of the Loan Documents, or any other instrument related thereto; and the Borrower hereby releases, acquits and discharges any and all such liabilities, claims, causes of action, demands, and rights.

16.      Counterparts.  This Modification may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Modification may be executed by facsimile or other electronic transmittal of signed documents.

17.      Applicable Law.  This Agreement will be governed by and construed and enforced in accordance with the laws of the United States of America, and to the extent that federal law fails to supply a rule of decision, the laws of the State of Alabama.

18.      Entire Agreement.  This Agreement constitutes the entire Agreement of the parties as to its subject matter and all prior agreements, written or oral, as to such subject matter are merged herein.

This is a Modification to an existing Note and there are no new borrowers.

THE BORROWER ACKNOWELDGES HAVING READ ALL THE PROVISIONS OF THIS MODIFICATION OF PROMISSORY NOTE AND LOAN AGREEMENT AND EACH BORROWER AGREES TO ITS TERMS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Parties hereto have executed this Modification on the date first written above to be effective on the date first written above.

FEDERAL DEPOSIT INSURANCE	WITNESSES:
CORPORATION, as Receiver for
SILVERTON BANK, NATIONAL ASSOCIATION
f/k/a The Bankers Bank

By: Midland Loan Services, a division of PNC
Bank, National Association, as attorney-in-fact
for the FDIC as Receiver for Silverton Bank, National
Association

By: /s/Kevin C. Donahue	/s/Scott Dunkley
Name: Kevin C. Donahue	Name: /s/Scott Dunkley
Title: Senior Vice President Servicing Officer
/s/Doug Bonozyuski
Name: Doug Bonozyuski

BORROWER:
BANCTRUST FINANCIAL GROUP, INC.

By:/s/W. Bibb Lamar, Jr.	/s/Pamela S. Watson
Name: W. Bibb Lamar, Jr.	Name: Pamela S. Watson
Title: President and CEO
/s/Henry F. O’Connor III
Name: Henry F. O’Connor III

By:/s/F. Michael Johnson	/s/Pamela S. Watson
Name: F. Michael Johnson	Name: Pamela S. Watson
Title:CFO
/s/Henry F. O’Connor III
Name: Henry F. O’Connor III

ACKNOWLEDGMENTS

STATE OF Kansas	§
§
COUNTY OF Johnson	§

This instrument was acknowledged before me on the 5th day of January, 2012, by Kevin C. Donahue, of Midland Loan Services, a division of PNC Bank, National Association, as attorney-in-fact for the Federal Deposit Insurance Corporation, as Receiver for SILVERTON BANK, NATIONAL ASSOCIATION on behalf of said entity who is personally known to me or who has produced a driver’s license as identification.

/s/Trisha L. Lake
Notary Public, State of Kansas
Print Name:Trisha L. Lake

My Commission Expires: 8/14/2013

STATE OF Alabama	§
§
COUNTY OF Mobile	§

This instrument was acknowledged before me on the 5th day of January, 2012, by W. Bibb Lamar, Jr,(name), President and CEO(title) of BancTrust Financial Group, Inc. who is personally known to me or who has produced a driver’s license as identification.

/s/Dorothy S. Quackenbush
Notary Public, State of Alabama
Print Name:Dorothy S. Quackenbush

My Commission Expires: 8/22/2015

STATE OF Alabama	§
§
COUNTY OF Mobile	§

This instrument was acknowledged before me on the 5th day of January, 2012, by F. Michael Johnson (name), CFO (title) of BancTrust Financial Group, Inc. who is personally known to me or who has produced a driver’s license as identification.

/s/Dorothy S. Quackenbush
Notary Public, State of Alabama
Print Name:Dorothy S. Quackenbush

My Commission Expires: 8/22/2015